Exhibit 10

                           OIL, GAS AND MINERAL LEASE

This Agreement made this the ________ day of ___________, 2009 between the following named persons, to-wit:

     S.A.M., a Louisiana Partnership, herein represented by Fred Sarkozi, its mailing address is P.O. Box 365 Hosston, La. 71043

HEREINAFTER referred to as LEESOR, AND

     AVRO ENERGY, INC. a Nevada Corporation, its mailing address being 213 East Arkansas, Vivian Louisiana 71082

WITNESSETH:

1. LESSOR in consideration of TEN AND NO/100 ( $ 10.00) AND OTHER GOOD AND VALUABLE CONSIDERATIONS THE RECIEPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, of the royalties herein provided, and the agreement of Lessee herein contained, hereby grants, leases and lets exclusively unto LESSEE for the purposes of investigation, exploring, drilling and mining for and producing oil, gas and all other minerals; and before the laying pipe lines, building tanks and other structures thereon to produce, save, take care of, treat, transport and own said products and for constructing roads, easements, servitudes and privileges which may be necessary, useful or convenient to or in connection with any operations conducted by LESSE, thereon, said operations must be approved by Lessor, its heirs and assigns in writing before the any operations can commence; which affect the following described property, to-wit:

          One, Two, Three and Four, (1-4) inclusive, Block One (1), Town of Hosston, together with all abandoned alleyways and streets

          Insofar and only insofar as it covers and affects the surface of the earth and the base of the Nacatosh Formation

          Together with wells being Herring No. 1, Serial No. 184124 and Herring No. 2, Serial No. 184735

     It is understood and agreed the in the event of drilling new wells, Fred Sarkozi will have to approve of the well site location.

2. Subject to the other provisions herein contained, this lease shall be for a period of 90 days from this date (called "primary term") and as long
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     thereafter as (1) oil, and gas minerals are being produced from said land hereunder of from land; or (2) it is maintained in force in any other manner herein provided.

3. For the consideration hereinabove stated, this lease shall remain in full force and effect during the primary term, without any additional payment and without Lessee being required to conduct any operations of the land (either before or after the discovery of minerals), except to drill such wells as might be necessary to protect the land from drainage, as hereinafter provided.

4. Notwithstanding anything to the contrary, the royalty interest provided to Lessor its heirs and assigns, herin shall be a one-fifth (1/5) royalty interest free of all costs or burdens.

5. In the event a well or wells, producing oil, gas, casinghead gas or condensate in paying quantities should be brought in on adjacent lands not owned by Lessor and within one hundred fifty feet of the leased premises, Lessee shall drill a well to offset same.

6. Leesee has the right to assign this lease in whole or in part and provided Lessor consents in writing to the same. However, it does not relieve or discharge Lessee of any of the obligations expressed between Lessor and Lessee.

7. Lessee agrees to indemnify and hold Lessor harmless from any and all loss, damage, injury and liability of every kind and nature that may be caused by its operations or result from the exercise of the rights and privileges herein granted. Lessee agrees to be responsible for the damages done to growing timber, crops, fences, water and land. Lessee further agrees that upon termination of this lease, it will reasonably restore the premises as nearly as possible to their present condition.

8. Notwithstanding anything to the contrary herein contained, any acreage which may be held by Lessee, its successor or assigns at the end of the primary term by production of oil or gas under terms and conditions provided in this lease shall be held only to a depth of 100 feet below the strategic equivalent of the base of the deepest horizon established for production of oil or gas in paying quantities during the primary term. Lessor reserves all oil, gas and other hydrocarbon minerals below aforesaid depth after the end of the primary term of this lease. Lessee shall have the right to retain only the site in which said wells are producing, being worked on, or drilling hereunder. This lease shall be maintained only by continuous production, reworking operations and/or maintaining said lease in paying quantities as defined under the Louisiana Mineral Code. If there in no production, re-working operations conducted on said lease or maintenance of said lease in paying quantities for a period of sixty days or more, said lease shall ipso fact cancel and all rights revert back to Lessor. Lessor, its heirs and assigns, after sixty days, shall have a lien privilege against any equipment left on said property and said equipment revert to Lessor.

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9.   Notwithstanding the death of any party Lessor, or his successor in interest, the payment or tender of all sums accruing hereunder in the manner provided above shall be binding on the heirs, executors, and administrators of such a person.

10. Lessor does not warrant title to said lands described herein and does not agree to defend title to said land.

11. This lease shall be binding upon all who execute it, whether or not named in the body hereof as Lessor, and without regard to whether this instrument, or any copy thereof, shall be executed by any other Lessor named above.

THUS DONE AND SIGNED, on this the __________ day of ____________, 2009, in the presence of the undersigned and competent witnesses and me, Notary Public, after reading of the whole.

WITNESSES:                                     Lessor:
                                               S.A.M.


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                                               Fred Sarkozi

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                                               Notary Public


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